CERTIFICATE CONCERNING REVERSE STOCK SPLIT
                               OF
                    THE HILLHAVEN CORPORATION

      Pursuant to Section 78.207 of the Private Corporation
                   Law of the State of Nevada

          We, Christopher J. Marker, the President, and Richard P. Adcock, the Secretary, of The Hillhaven Corporation, a corporation organized and existing under the Private Corporation Law of the State of Nevada, in accordance with the provisions of Section
78.207 thereof, DO HEREBY CERTIFY THAT:

     (a) The current number of authorized shares and par value of each class and series of shares before the reverse stock split is as follows:

          (i) 300,000,000 shares of Common Stock, par value $0.15 per share;

          (ii) 25,000,000 shares of Preferred Stock, par value
               $0.15 per share, of which the following series have been designated:

               (A)  3,000,000 shares of Series A Junior
                    Participating Preferred Stock (the "Series A
                    Preferred Stock");

               (B)  950 shares of Series B Convertible Preferred
                    Stock, of which 618 shares are designated as Subseries 1;

               (C)  35,000 shares of Series C Preferred Stock; and

               (D)  300,000 shares of Series D Preferred Stock.

     (b) The number of authorized shares and the par value of each class and series of shares after the reverse stock split will be as follows:

          (i) 60,000,000 shares of Common Stock, par value $0.75 per share;

          (ii) 25,000,000 shares of Preferred Stock, par value
               $0.15 per share, of which the following series have been designated:

               (A)  3,000,000 shares of Series A Preferred Stock;

               (B)  950 shares of Series B Convertible Preferred
                    Stock, of which 618 shares are designated as Subseries 1;

               (C)  35,000 shares of Series C Preferred Stock; and

               (D)  300,000 shares of Series D Preferred Stock.


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     (c)  The number of shares of each affected class and series to be issued after the reverse stock split in exchange for each issued share of the same class or series will be as follows: one share of Common Stock for each five issued shares of Common Stock.

     (d) No fractional shares will be issued as a result of the reverse stock split. In lieu of receiving fractional shares, stockholders who hold a number of shares not evenly divisible by five immediately prior to the reverse stock split will be entitled to receive an amount in cash equal to the "Fair Value" times the number of shares of Common Stock in excess of the highest number of shares held at such time which is evenly divisible by five (the "Remaining Shares"). The "Fair Value" for each Remaining Share will be the average of the daily closing prices per share of the Common Stock on the American Stock Exchange for the 10 business days preceding the effective date of the reverse stock split. Less than 1% of the outstanding shares will be affected thereby.

     (e) The approval of the stockholders is not required for the reverse stock split.

     (f) The reverse stock split will be effective as of November 1, 1993 at 5:00 p.m., Pacific Standard Time.


     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 28th day of October, 1993.


                                        /s/ Chris Marker
                                   Christopher J. Marker
                                   President

                                        /s/ Richard Adcock
                                   Richard P. Adcock
                                   Secretary



State of Washington)
                   ) ss.
County of Pierce   )

     On this 28th day of October, 1993 personally appeared before me, a notary public, Christopher J. Marker and Richard P. Adcock, personally known (or proved) to me to be the persons whose names are subscribed to the above instrument who acknowledged that they executed the instrument.



                                        /s/ Gloria Staggers
                                   Notary Public

          (SEAL)                   My commission expires  10/15/94



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